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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
UFP TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UFP TECHNOLOGIES, INC.
172 EAST MAIN STREET
GEORGETOWN, MASSACHUSETTS 01833-2107 USA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
of
UFP TECHNOLOGIES, INC.

         To Be Held on June 4, 2003

        The Annual Meeting of Stockholders of UFP Technologies, Inc. (the "Company") will be held on June 4, 2003 at 10:00 a.m., local time, at the Ferncroft Tara Hotel, 50 Ferncroft Road, Danvers, Massachusetts 01923, for the following purposes:

  1.
  To elect three Class I directors to serve until the 2006 Annual Meeting of Stockholders and until their successors are duly elected.

  2.
  To consider and act upon a proposal to adopt the Company's 2003 Equity Incentive Plan.

  3.
  To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

        The Board of Directors has fixed April 25, 2003 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

        You are cordially invited to attend the Meeting.

                      By Order of the Board of Directors
                      RICHARD L. BAILLY,
                       Secretary

Boston, Massachusetts
April 30, 2003

YOUR VOTE IS IMPORTANT

        YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

UFP TECHNOLOGIES, INC.
172 EAST MAIN STREET
GEORGETOWN, MASSACHUSETTS 01833-2107 USA

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

        To Be Held on June 4, 2003

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of UFP Technologies, Inc., a Delaware Corporation (the "Company") with its principal executive offices at 172 East Main Street, Georgetown, Massachusetts 01833, for use at the Annual Meeting of Stockholders to be held on June 4, 2003, and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about April 28, 2003. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

        Only stockholders of record at the close of business on April 25, 2003 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 4,504,517 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

        The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, in favor of: (i) the election of the nominees as directors; and (ii) adoption of the 2003 Equity Incentive Plan. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        At the Meeting, three Class I directors are to be elected to serve until the 2006 Annual Meeting of Stockholders and until their successors have been elected and qualified.

        The Company's Certificate of Incorporation, as amended, and Bylaws provide that the Board of Directors shall be divided into three classes. At each Annual Meeting of Stockholders, the directors elected to succeed those whose terms expire shall be identified as being the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third Annual Meeting of Stockholders after this election, and until their respective successors are duly elected and qualified, unless an adjustment in the term to which an individual director shall be elected is made because of a change in the number of directors.

        The Certificate of Incorporation, as amended, provides that the number of directors that will constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The Board of Directors has increased the total number of its members from seven to eight provided David B. Gould is elected a Class I director. If Mr. Gould is not elected a Class I director, the number of directors that constitute the whole Board of Directors will remain fixed at seven. The terms of R.Jeffrey Bailly, and William C. Curry expire at the Meeting. Messrs. Bailly, Curry and Gould are being nominated for election as Class I directors, each to hold office until the 2005 Annual Meeting of Stockholders and until their successors have been elected and qualified.

        It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

        The following table sets forth certain information with respect to the nominees and each of the directors whose term extends beyond this Meeting, including the year in which the nominees' terms would expire, if elected. When used below, positions held with the Company include positions held with the Company's predecessors and subsidiaries:

Name	Age	Position	Director Since	Year Term Expires, If Elected, and Class
R. Jeffrey Bailly	41	President, Chief Executive Officer and Director	1995	2006, Class I
William H. Shaw(1)	75	Chairman of the Board of Directors	1963	2004, Class II
Richard L. Bailly	69	Secretary and Director	1963	2005, Class III
William C. Curry(1)(2)	69	Director	1990	2006, Class I
Kenneth L. Gestal	54	Director	1996	2004, Class II
Peter R. Worrell(1)(2)	46	Director	1997	2005, Class III
Michael J. Ross(2)	48	Director	1998	2005, Class III
David B. Gould	49	Director	—	2006, Class I

(1)
Member of the Company's Audit Committee

(2)
Member of the Company's Compensation Committee

        Mr. R. Jeffrey Bailly has served as the President, Chief Executive Officer and a director of the Company since January 1, 1995. He joined the Company in 1988 and served as a Division Manager from 1989 to 1992, General Manager Northeast Operations from 1992 to 1994 and as its Vice President of Operations from 1994 to 1995. From 1984 through 1988, Mr. Bailly, a certified public accountant, was employed by Coopers & Lybrand. Mr. Bailly is a director and Chairman of Children's Friends and Family Services, a not for profit organization located in Salem, Massachusetts. Mr. Bailly is the son of Richard L. Bailly, a cofounder and a director of the Company.

        Mr. Shaw, a cofounder of the Company and its Chairman of the Board, served as the Chief Executive Officer, President and Treasurer of the Company from its organization in 1963 through his retirement at the end of 1994. Mr. Shaw also has served as a director of the Company since 1963. Mr. Shaw is a member of the Board of Directors of Re-Source America, Inc., a package recycling company.

        Mr. Richard L. Bailly, a cofounder of the Company, has served as a director of the Company since its organization in 1963. Mr. Bailly served as the Executive Vice President of the Company from 1963 to June 1, 1999. Mr. Bailly is the author of many of the Company's patents, including patents covering the forming and lamination of foam plastics, packaging, conversion technology and moisture transmission.

        Mr. Curry has served as a director of the Company since 1990. From 1986 to March 1994, Mr. Curry, now semiretired, was the president, chief executive officer and a director of Discom, Inc.,

which was acquired by TDK USA Corp. in 1988 and has been a wholly owned subsidiary of TDK since that date. Mr. Curry is a director of several privately owned companies.

        Mr. Gestal has served as a director of the Company since 1996. Mr. Gestal is chief executive officer of Decision Capital, L.P., an alternative investment money management group. From November 1997 through December 1998, Mr. Gestal served as president of the Alternative Asset Management Group at Swiss Bank Corporation. Prior to that, Mr. Gestal was chairman of Institutional Global Finance Corp., a money management firm from 1996 through October 1997. From 1991 to 1995, Mr. Gestal served Swiss Bank Corporation, a securities firm, first as president of SBCI Futures, then as president of SBC Government Securities Inc. and as a director of both firms. Prior to joining Swiss Bank Corporation, Mr. Gestal served as the president of Sanwa-BGK, a securities firm, and as chairman of its futures operations. Mr. Gestal is the brother-in-law of R. Jeffrey Bailly, the President, Chief Executive Officer and a director of the Company.

        Mr. Worrell has served as a director of the Company since 1997. Mr. Worrell is the managing director of The Bigelow Company, LLC, a private investment bank with offices in Portsmouth, NH, and Seattle, WA. Mr. Worrell is a director of several privately owned companies.

        Mr. Ross has served as a director of the Company since 1998. Mr. Ross is chairman and a director of Dalriada Ltd., an investment and development company based in the UK. From October, 2000 to June, 2001, Mr. Ross served as chairman and as a director of ixpanse inc., a telecommunications infrastructure company. Since 1996, Mr. Ross has served as the chairman and a director of Glassbox Inc., which advises organizations in the UK on corporate and public issues. From 1992 to 1996, Mr. Ross was international executive director and a board member of The Body Shop International, PLC, a worldwide cosmetics manufacturer and retailer of consumer products.

        Mr. Gould is a new nominee for director of the Company. Mr. Gould has been president of Westfield Inc., an industrial real estate development company since June, 1999. Prior to that Mr. Gould was president and chief executive officer of Wood Structures, Inc. a manufacturer of wooden trusses for the construction industry from May, 1991 through June, 1999. Mr. Gould is an active member on numerous businesses' boards of advisors and directors as well as a member of several community organizations.

Meetings of the Board of Directors

        The Board of Directors of the Company held six meetings during 2002. Each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member during such fiscal year.

Committees

        The Board of Directors does not have a nominating committee. Nominations of directors are considered by the whole Board of Directors.

Compensation

        The Board of Directors has a Compensation Committee, which met on four occasions in 2002 and is currently composed of Messrs. Curry, Ross and Worrell. The functions of the Compensation Committee include determining salaries, individuals to whom stock options are granted and the terms upon which option grants are made, incentive plans, benefits and overall compensation.

Audit

        The Board of Directors has an Audit Committee, which met seven times in 2002 and is currently composed of Messrs. Curry, Shaw and Worrell. The responsibilities of the Audit Committee are to

(1) recommend the particular person or firm to be employed by the Company as its independent auditors; (2) consult with the persons so chosen to be the independent auditor with regard to the plan of audit; (3) review, in consultation with the independent auditor, its report of audit or proposed report of audit, and the accompanying management letter, if any; (4) consult periodically with the independent auditor with regard to the adequacy of internal controls; and (5) evaluate and ensure that the independent auditor is independent and, if the Committee so chooses, to consult with the Chief Financial Officer and other officers and employees as the Committee may deem appropriate.

        The Audit Committee acts under a written Charter first adopted and approved on June 9, 2000. The Board of Directors has determined that the members of the Audit Committee are independent directors, as defined by the Audit Committee Charter and the current listing standards of the Nasdaq Stock Market. The Audit Committee acts under a written charter first adopted and approved on June 9, 2000. The Audit Committee has considered whether the provision of non-audit services by the Company's independent auditor is compatible with maintaining auditor independence, and believes that the provision of such services is compatible. The Company intends to amend its Audit Committee Charter, if necessary, to comply with any final rules or regulations promulgated by the SEC or the Nasdaq Stock Market in response to the mandates of the Sarbanes-Oxley Act of 2002.

        Fiscal 2002 Audit Firm Fee Summary.    During fiscal 2002, the Company engaged PricewaterhouseCoopers LLP as its principal auditor upon the dissolution of its previous audit firm, Arthur Andersen LLP. PricewaterhouseCoopers LLP were engaged to provide services in the following categories and amounts:

        Audit Fees.    PricewaterhouseCoopers LLP billed the Company an aggregate of $61,800 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the periods ended June 30, 2002 and September 30, 2002. Arthur Andersen, LLP billed the Company an aggregate of $5,000 in fees for its review of the financial statemens for the period ended March 31, 2002.

        Financial Information Systems Design And Implementation Fees.    None.

        All Other Fees.    PricewaterhouseCoopers LLP and Arthur Andersen, LLP billed the Company an aggregate of $16,800 and $26,500 in fees, respectively, for other services rendered to the Company and its affiliates in the fiscal year ended December 31, 2002, primarily related to the employee benefit plan audit and tax compliance.

Report of the Audit Committee

        The Audit Committee has:

  •
  reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2002;

  •
  discussed with PricewaterhouseCoopers LLP, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants;

  •
  received and reviewed the written disclosures and the letter from the independent auditor required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and discussed with the auditor the auditor's independence; and

  •
  based on the review and discussions referred to above, recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

        By the Audit Committee of the Board of Directors:

  William H. Shaw
  William C. Curry
  Peter R. Worrell

Compensation of Directors

        In 2002, nonemployee directors of the Company were entitled to receive (i) an annual $5,000 fee, (ii) if applicable, an annual committee membership fee of $1,500 per year (with a maximum fee of $3,000), (iii) a fee of $750 plus reimbursement of expenses for each meeting physically attended and (iv) a fee of $375 plus reimbursement of expenses for each 1/2 day committee meeting attended. Messrs. Gestal, Curry, Ross and Worrell elected to receive stock options in lieu of their respective annual Board of Directors' fees and committee membership fees pursuant to the Company's 1998 Director Stock Option Incentive Plan (the "Director Plan"). Mr. Shaw received $14,250 for his services as Chairman of the Board and $50,000 in retirement benefits pursuant to a letter agreement with the Company dated January 1, 1995 and an agreement with the Company dated September 1993. Richard L. Bailly received $25,000 in consulting fees and $25,000 in retirement benefits pursuant to an agreement with the Company dated September 1993. See "Consulting Contracts." In addition, each nonemployee director is eligible to receive stock options pursuant to the Director Plan.

        The chart below lists the annual Board of Directors fees, the annual committee membership fees and the attendance fees received by each nonemployee director in 2002:

Director	Annual Board of Directors Fees ($)	Annual Committee Membership Fees($)	Attendance Fees ($)	Number of Shares of Common Stock Underlying Stock Options Granted in Lieu of Annual Fees(1)
William C. Curry	—	—	6,750	17,266	(2)
Kenneth L. Gestal	—	—	6,000	10,791	(3)
Peter R. Worrell	—	—	6,750	17,266	(4)
Michael J. Ross	—	—	4,250	14,029	(5)
Richard L. Bailly	5,000	—	4,500	—
William H. Shaw	14,250	—	1,000	—

(1)
These options have an exercise price of $1.65, the fair market value of the Common Stock on the date of grant. The options are immediately exercisable, pursuant to the terms of the 1998 Plan.

(2)
Granted in lieu of additional annual fees of $8,000 to which the director was entitled.

(3)
Granted in lieu of additional annual fees of $5,000 to which the director was entitled.

(4)
Granted in lieu of additional annual fees of $8,000 to which the director was entitled.

(5)
Granted in lieu of additional annual fees of $6,500 to which the director was entitled.

        1998 Director Stock Option Incentive Plan.    Effective July 15, 1998, the Company adopted the 1998 Director Stock Option Incentive Plan (as amended February 24, 1999, and as further amended on July 2, 2001, the "Director Plan") to facilitate the ownership of Common Stock by nonemployee directors by providing for the grant of nonqualified stock options to nonemployee directors. Only nonemployee directors of the Company are eligible to receive grants of options under the Director Plan.

        Consulting Contracts.    William H. Shaw retired as the Company's President, Chief Executive Officer and Treasurer on December 31, 1994. Pursuant to an agreement between the Company and Mr. Shaw entered into in September 1993, Mr. Shaw received an automobile and served as a consultant to the Company from January 1, 1995 to December 31, 1997 for $50,000 per year. Thereafter, Mr. Shaw, or his heirs or beneficiaries, will receive a retirement benefit of $50,000 per year for an additional 12 years. Mr. Shaw has agreed that he will not compete with the Company while he is receiving any of these payments.

        Richard L. Bailly retired as the Company's Executive Vice President on June 1, 1999. Pursuant to an agreement between the Company and Mr. Bailly entered into in September 1993 and amended in February 1999, Mr. Bailly served as a consultant to the Company until June 2002 for $50,000 per year. Thereafter, Mr. Bailly, or his heirs or beneficiaries, will receive a retirement benefit of $50,000 per year for an additional 12 years. Mr. Bailly has agreed that he will not compete with the Company while he is receiving any of these payments.

        Indemnification Agreements.    The Company has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors.

        The indemnification agreements provide that the Company will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Company (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will not receive indemnification if he is found not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

Security Ownership of Directors, Officers and Principal Stockholders

        The following table sets forth certain information as of April 13, 2003, with respect to the beneficial ownership of the Company's Common Stock by each director, each nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation" below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals.

Name	Shares of Common Stock Beneficially Owned (1)	Percent of Class
R. Jeffrey Bailly(2)(3)	1,063,852	21.0%
William H. Shaw(4)(5)	573,702	12.7%
Richard L. Bailly(5)(6)	432,371	9.6%
Peter R. Worrell(5)(7)	394,669	8.7%
Eliot Sherman	273,684	6.1%
Ronald Lataille(2)(3)	205,086	4.1%
William C. Curry(5)(8)	119,583	2.6%
Richard LeSavoy(2)	78,379	1.7%
Kenneth L. Gestal(5)	89,230	2.0%
Wayne G. Williams(2)	61,019	1.4%
Michael J. Ross(5)	52,210	1.1%
Mitchell D. Caplan(2)	11,250	*
David B. Gould(9)	4,000	*
All executive officers and directors as a group (12 persons)(2)(3)(4)(5)(6)(7)(8)(9)	3,007,190	55.5%

*
Less than one percent

(1)
Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.

(2)
Includes shares issuable pursuant to currently exercised stock options under 1993 Plan as follows: 569,444 for R. Jeffrey Bailly, 11,250 for Mr. Williams, 38,125 for Mr. Lataille, 26,250 for Mr. LeSavoy, and 8,750 for Mr. Caplan.

(3)
Includes 120,090 shares owned by the Company's Profit sharing Trust as to which Messrs. Bailly and Lataille disclaim beneficial interest in excess of their respective pecuniary interest in the trust. Messrs. Bailly and Lataille are co-trustees of the trust.

(4)
Includes 118,028 shares owned by a trust for the benefit of Mr. Shaw's children as to which Mr. Shaw disclaims beneficial ownership.

(5)
Includes shares issuable pursuant to currently exercisable stock options as follows: 20,000 for William Shaw, 10,000 for Richard Bailly, 63,911 for William Curry, 49,030 for Kenneth Gestal, 69,269 for Peter Worrell, and 52,210 for Michael Ross.

(6)
Includes 175,924 shares owned by Mr. Bailly's spouse, as to which Mr. Bailly disclaims beneficial ownership. Excludes 1,063,852 shares attributable to R. Jeffrey Bailly, a son of Richard Bailly, as to which he disclaims beneficial ownership.

(7)
Includes 10,000 shares owned by the Bigelow Company, LLC Profit Sharing Plan as to which Mr. Worrell disclaims beneficial interest in excess of his pecuniary interest in the Plan. Mr. Worrell is one of the two trustees of the Plan. Includes 4,400 shares held by Mr. Worrell's spouse.

(8)
Includes 38,920 shares owned by Mr. Curry's spouse, as to which he disclaims beneficial ownership.

(9)
Includes 4,000 shares owned by Mr. Gould's spouse, as to which he disclaims beneficial ownership.

Management

        The names of the Company's executive officers and significant employees who are not directors of the Company, and certain biographical information furnished by them, are set forth below:

Name	Age	Title
Mitchell Caplan	35	Vice President of Sales and Marketing
Ronald J. Lataille	41	Vice President, Treasurer and Chief Financial Officer
Richard LeSavoy	46	Vice President of Manufacturing
Daniel J. Shaw, Jr.	42	Vice President of Product Development
Wayne G. Williams	59	Vice President of Business Development

        Mr. Caplan initially joined the Company in 1991 and served as Director of Sales and Marketing of the Company's Moulded Fibre division. From May, 1999 through October, 2000 Mr. Caplan served as Vice President Sales and Business Development of Esprocket, an internet start-up company. Mr. Caplan rejoined the Company in April 2001 and served as Vice President Sales and Marketing of the Company's Moulded Fibre subsidiary and more recently as Vice President of Sales and Marketing for the entire Company.

        Mr. Lataille joined the Company in November 1997 as its Chief Financial Officer. Prior to joining the Company, Mr. Lataille served as Vice President, Treasurer and Chief Financial Officer of Little Switzerland, Inc. from 1991 through October 1997. He also served as interim President and Chief Executive Officer of Little Switzerland from October 1994 through October 1995. Mr. Lataille is a director of Seacoast United Soccer Club, a not for profit organization located in Hampton, NH.

        Mr. LeSavoy initially joined the Company in 1983 and served as Materials Manager and then Operations Manager through 1987. From 1988 through 1995 Mr. LeSavoy served as Purchasing Manager and then Manufacturing Manager for the USCI Division of C.R. Bard, Inc., a multi-national developer, manufacturer and marketer of healthcare products. Mr. LeSavoy rejoined the Company in 1995 as Director of Operations for the Northeast Region and more recently as Vice President of Manufacturing.

        Mr. Shaw initially joined the Company in 1983 and served as a Corporate Industrial Engineer through September, 1992. From October 1992 through September, 1996 Mr. Shaw served as Manager of Product Development and from October 1996 through May, 2000 as Director of Product Development. From June, 2000 through May, 2002 Mr. Shaw served as a Divisional Vice President of the Specialty Components Division. Since May, 2002 Mr. Shaw has served as corporate Vice President of Product Development.

        Mr. Williams initially joined the Company in 1981 and served as sales manager, division manager and then as Vice President of Technology from 1992 through October 1993. From 1993 through 1994 Mr. Williams served as an executive officer of Re-Source America. Mr. Williams rejoined the Company as Vice President of Business Development in January 1994. Prior to joining the Company, Mr. Williams was employed by The Dow Chemical Company from 1966 through 1981 where he held various technical, sales and project management positions.

        Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company.

Executive Compensation

        The following Summary Compensation Table sets forth the compensation during the last three fiscal years of each of the named executive officers of the Company whose annual salary and bonus, if any, exceeded $100,000 during the last fiscal year.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Name & Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options (#)(4)	All Other Compensation ($)(5)
R. Jeffrey Bailly President and Chief Executive Officer (1)	12/31/02 12/31/01 12/31/00	200,000 200,000 200,000	50,000 — 57,500	57,227 47,484 62,945	67,550 56,050 74,300	50,000 — 125,000	12,591 16,975 16,530
Mitchell Caplan, Vice President	12/31/02 12/31/01	125,000 91,000	15,000 —	— —	— —	25,000 10,000	2,872 —
Ronald J. Lataille Vice President, Treasurer and Chief Financial Officer	12/31/02 12/31/01 12/31/00	137,000 135,000 135,000	13,500 12,000 11,500	8,411 3,115 7,165	13,500 5,000 11,500	— 7,500 7,500	4,560 4,630 7,352
Richard LeSavoy, Vice President	12/31/02 12/31/01 12/31/00	132,000 125,000 120,000	15,000 10,000 18,750	7,952 6,230 9,940	15,000 10,000 18,750	— 10,000 7,500	4,560 4,630 6,803
Wayne G. Williams Vice President	12/31/02 12/31/01 12/31/00	110,000 110,000 110,000	7,500 5,000 20,000	4,673 3,115 —	7,500 5,000 —	— 5,000 7,500	3,548 3,917 5,928

(1)
See "Employment Contract" below.

(2)
These amounts were paid to Messrs. Bailly, Lataille, Williams and LeSavoy in compensation for the taxes attributable to the issuance to them of the restricted shares of the Company's Common Stock reflected under the caption "Restricted Stock Awards" in this table.

(3)
On February 26, 2003 the Company issued to Messrs. Bailly, Lataille, Williams and LeSavoy 47,170, 12,736, 7,075 and 14,151 restricted shares of the Company's Common Stock, respectively. Based on $1.06 per share, the closing price of the Company's Common Stock on the date immediately preceding the date of issuance, the value of these shares was $50,000 for Mr. Bailly, $13,500 for Mr. Lataille, $7,500 for Mr. Williams and $15,000 for Mr. LeSavoy. The Company also issued to Mr. Bailly 15,000 restricted shares of Common Stock on January 16, 2003 at a market price of $1.17 per share on the date of issuance, the value of which was $17,550. On February 11, 2002, the Company issued to Messrs. Bailly, Lataille, Williams and LeSavoy 49,383, 6,173, 6,173 and 12,346 restricted shares of the Company's Common Stock, respectively. Based on $0.81 per share, the closing price of the Company's Common Stock on the date immediately preceding the date of issuance, the value of these shares was $40,000 for Mr. Bailly, $5,000 for Mr. Lataille, $5,000 for Mr. Williams and $10,000 for Mr. LeSavoy. The Company also issued to Mr. Bailly 15,000 restricted shares of Common Stock on January 1, 2002 at a market price of $1.07 per share on the date of issuance, the value of which was $16,050. On January 1, 2001, the Company issued to Messrs. Bailly, Lataille and LeSavoy 44,722, 6,944 and 11,322 restricted shares of the Company's Common Stock, respectively. Based on $1.66 per share, the closing price of the Company's Common Stock on the Nasdaq National Market on the date immediately preceding the date of issuance, the value of these shares was $74,300 for Mr. Bailly, $11,500 for Mr. Lataille and $18,750 for Mr. LeSavoy. All the shares reflected in this column are fully vested. These shares have not been registered under the Securities Act of 1933. Dividends will be paid on these shares only if and to the extent dividends are paid on the Company's Common Stock.

(4)
The Company did not grant any stock appreciation rights or make any long-term incentive payments during fiscal 2000, 2001 or 2002.

(5)
Represents Company contributions to the above-named employees' accounts under the Company's Profit Sharing Retirement Plan and Trust and, for Mr. Bailly, life insurance premiums paid by the Company of $6,585 in fiscal 2002, $11,840 in fiscal 2001 and $8,750 in fiscal 2000.

Employment Contract

        In April 2000 the Company entered into an employment agreement with R. Jeffrey Bailly, its President and Chief Executive Officer, which is terminable by either party at any time, except as provided below. The Agreement provides that Mr. Bailly will receive a minimum annual salary of $200,000 and consideration for discretionary bonuses. Mr. Bailly's agreement prohibits him from competing with the Company during the term of his employment and for a period of eighteen months thereafter. Pursuant to the agreement, the Company agreed to issue Mr. Bailly 10,000 shares of its Common Stock on January 1, 2001, provided that Mr. Bailly remains employed with the Company. Further, pursuant to the agreement, the Company agreed to grant Mr. Bailly immediately exercisable nonqualified stock options to acquire 125,000 shares of Common Stock. The employment agreement provides Mr. Bailly with certain other benefits, including the opportunity to participate in the Company's stock option plans, insurance plans and other employment benefits as may be generally available to senior executives of the Company.

        Under the terms of the employment agreement, if Mr. Bailly's employment with the Company is terminated by the Company without cause, or if Mr. Bailly terminates his employment with the Company for good reason (a reduction in his base salary, removal from his position as president or chief executive officer, required relocation outside the greater Boston, Massachusetts area or a material reduction in his overall level of responsibility) or due to a change in control of the Company, (i) the Company is required to pay Mr. Bailly a lump sum amount equal to three times his average annual compensation for the two years preceding, (ii) all of Mr. Bailly's shares and options granted pursuant to the employment agreement will vest in full and (iii) the Company will continue to pay Mr. Bailly's health insurance.

Severance Plans

        In September 1993, the Company adopted a policy that all executive officers of the Company not otherwise a party to an employment arrangement with the Company will receive a severance benefit should the employee's employment with the Company be terminated by the Company other than for cause in connection with a change in control of the Company, in the form of a base salary continuation for a period equal to the sum of (i) four months plus (ii) one month for each year of service with the Company up to a maximum of 18 months.

Stock Options

        The following tables set forth certain information with respect to stock options granted to the named executive officers during the year ended December 31, 2002 and the aggregate number and value of options exercisable and unexercisable held by the named executive officers at December 31,

2002. The named executive officers did not exercise any stock options to purchase the Company's Common Stock during the year ended December 31, 2002.

OPTION GRANTS IN LAST FISCAL YEAR

Potential Realizable Value of Assumed Annual Rate of Stock Appreciation for Option Term(4)
Number of Shares of Common Underlying Options Granted (#)
Percent of TotalOptions Granted to Employees in Fiscal Year
Name				Exercise Price ($/sh)3)	Expiration Date
						5%($)	10%($)
R. Jeffrey Bailly	50,000	(1)	59	0.81	2/11/2012	25,470	64,547
Ronald J. Lataille	—		—	—	—	—	—
Wayne G. Williams	—		—	—	—	—	—
Richard LeSavoy	—		—	—	—	—	—
Mitchell D. Caplan	10,000 15,000	(2) (2)	12 18	1.50 1.25	4/3/2007 6/6/2007	4,144 5,180	9,158 11,447

(1)
Options were vested in full on date of agreement.

(2)
Options vest at the rate of 25% per year commencing one year from the date of grant.

(3)
The exercise price is equal to the fair market value of the Common Stock on the date of grant.

(4)
The 5% and 10% assumed rate of annual compound stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

YEAR END OPTION VALUES

	Number of unexercised options at fiscal year-end(#)		Value of unexercised in-the-money options at fiscal year-end($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
R. Jeffrey Bailly	461,944	7,500	10,500	0
Ronald J. Lataille	33,125	11,875	413	1,238
Wayne G. Williams	13,750	8,750	275	825
Richard LeSavoy	26,250	16,250	550	1,650
Mitchell D. Caplan	12,500	32,500	550	1,650

(1)
Represents the fair market value of the Company's Common Stock on December 31, 2002 ($1.02 per share based on the closing price on the Nasdaq Stock Market) minus the exercise price per share, of the in-the money options, multiplied by the number of shares subject to each option)

        1993 Stock Option Plan.    Effective October 1993, the Company adopted the 1993 Stock Option Plan (the "1993 Plan"). The purpose of the 1993 Plan is to benefit the Company through the maintenance and development of its businesses by offering certain present and future key individuals a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company. There are 1,555,000 shares of Common Stock available for issuance under the 1993 Plan. The 1993 Plan may be administered by the Board of Directors of the Company or by a committee appointed by the Board of Directors. Employees of the Company (including officers and directors of the Company who are also employees), as well as certain consultants and advisors of the Company, are eligible to receive grants of options under the 1993 Plan. Under the 1993 Plan, the Company may grant both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986 ("incentive stock options") and other options which are not qualified as incentive stock options ("nonqualified stock options"). Unless otherwise determined by the Board of Directors or the committee, all options granted under the 1993 Plan vest at the rate of 25% per year, with the first installment vesting at the end of one year from the date of grant.

Compensation Committee Interlocks and Insider Participation

        Decisions regarding executive compensation are made by the Compensation Committee of the Board of Directors, which in 2002 was composed of Messrs. Curry, Worrell and Ross. Neither Mr. Curry, Mr. Worrell nor Mr. Ross is a former or current officer or employee of the company.

Compensation Committee and Board of Directors Report

        The primary objectives of the Compensation Committee in developing executive compensation policies are to attract, motivate and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of its executive officers with the stockholders of the Company.

        The compensation of executive officers consists of base compensation, bonus, the grant of options and participation in benefit plans generally available to employees. In setting compensation, the Compensation Committee strives to maintain base compensation for the Company's executive officers at levels which the Compensation Committee believes are competitive with the compensation of comparable executive officers in similarly situated companies, while relying upon stock options and the bonus plan to provide significant performance incentives.

        Executive officers are eligible to participate in the bonus plan which is administered by the Compensation Committee. Under the plan, executive officers may receive bonuses derived from a formula tied to the Company's income. In addition, executive officers, including R. Jeffrey Bailly, may receive discretionary bonuses payable in cash or the Company's common stock based upon a subjective evaluation of the performance of the Company and their contributions to the Company.

        Each of the executive officers and all key employees are eligible to receive grants of options under the 1993 Stock Option Plan. The 1993 Stock Option Plan is used to align a portion of the officer's compensation with the stockholders' interests and the long-term success of the Company. In determining the number of options to be granted to each executive officer, the Compensation Committee reviews recommendations provided by R. Jeffrey Bailly and makes a subjective determination regarding those recommendations based upon the following criteria: (i) the individual performance and position of responsibility of the executive officer, (ii) the number of options held by the executive officer, and (iii) the financial performance of the Company. No particular weight is given to any of these factors, rather each executive officer's total compensation package is reviewed as a whole. During the fiscal year ended December 31, 2001, the Company granted options to purchase 47,500 shares to executive officers other than Mr. Bailly as a group under the 1993 Stock Option Plan.

        For 2002, R. Jeffrey Bailly received the following compensation: (i) a salary of $200,000; (ii) a bonus valued at $100,000, which was comprised of $50,000 in cash and 47,170 fully vested shares of the Company's Common Stock; (ii) an additional 15,000 fully vested shares of the Company's Common Stock; and (iv) $57,227 to defray the taxes attributable to Mr. Bailly's receipt of shares of the Company's Common Stock. The Company's Board of Directors conducted a survey of salaries of chief executive officers at the time it negotiated Mr. Bailly's employment agreement. Based upon that information and the Company's experience since that time, the Company believes that Mr. Bailly's aggregate fiscal 2002 compensation was comparable to the compensation of chief executive officers of similar companies.

Compensation	Board of Directors
WILLIAM C. CURRY	WILLIAM H. SHAW
PETER R. WORRELL	R. JEFFREY BAILLY
MICHAEL J. ROSS	RICHARD L. BAILLY
WILLIAM C. CURRY
KENNETH L. GESTAL
PETER R. WORRELL
MICHAEL J. ROSS

Performance Graph

        The following graph compares the semiannual change in the Company's cumulative total shareholder return for the five years ending December 31, 2002 based upon the market price of the Company's Common Stock with the cumulative total return on the CRSP Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3080-3089 U.S.) Miscellaneous Plastics Products for that period.

        Assumes $100 invested on December 31, 1997 in the Company's Common Stock, the CRSP Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Index for NYSE/AMEX/Nasdaq (SIC 3080-3089 U.S.) Miscellaneous Plastics Products, and the reinvestment of any and all dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        United Development Company Limited.    The Company owns an approximate 26.3% limited partnership interest in United Development Company Limited, a real estate limited partnership ("United Development"), which owns and leases to the Company the Kissimmee, Florida and Decatur, Alabama properties. William H. Shaw and Richard L. Bailly, both directors and stockholders of the Company, each own an approximately 21% general partnership interest in United Development. Wayne G. Williams who is an officer and stockholder of the Company, owns an approximately 5.3% limited partnership interest in this entity.

        The Company made a series of loans to United Development from time to time prior to September 30, 1993 in the total principal amount of approximately $210,000. As of September 30, 1993, these loans were consolidated into one term note (the "Original Note") which bore interest at the prime rate of interest as announced by The First National Bank of Boston, plus 2%. The principal amount of the Original Note amortized on a ten year basis and the outstanding principal amount on the Original Note was scheduled to be repaid on September 30, 1998. On December 31, 1998, United Development refinanced the Original Note. United Development made a note (the "New Note") in favor of the Company in the principal amount of $99,750, of which $24,008 remained outstanding as of December 31, 2002. The New Note bears interest at the rate of 9.75% per year. The principal amount of the New Note was paid in full on February 11, 2003.

        Kissimmee, Florida Property.    On March 25, 2002 the Company extended the lease with United Development of the Company's Kissimmee, Florida manufacturing facility to December 31, 2006. Monthly rent for the lease is $12,467 plus the payment of certain expenses and taxes. The Company believes that the terms of its lease are comparable to those available in the market for real estate in Kissimmee, Florida.

        Decatur, Alabama Property.    On March 25, 2002 the Company extended the lease with United Development of the Company's Decatur, Alabama manufacturing facility to December 31, 2006. Monthly rent for the lease is $7,875 plus the payment of certain expenses and taxes. The Company believes that the terms of this lease are comparable to those available in the market for real estate in Decatur, Alabama.

PROPOSAL NO. 2
ADOPTION OF THE COMPANY'S
2003 EQUITY INCENTIVE PLAN

        In April 2003, the Board of Directors adopted, subject to stockholder approval, the Company's 2003 Equity Incentive Plan (the "Plan"). The Plan is intended to benefit the Company by offering equity-based incentives to certain of the Company's executives and employees, thereby giving them a permanent stake in the growth and long-term success of the Company and encouraging the continuance of their involvement with the Company's businesses. The following is a summary description of the Plan and is qualified in its entirety by reference to the full text of the Plan, which is set forth as Appendix A to this Proxy Statement.

Description of the 2003 Equity Incentive Plan

        The Plan will be administered by the Compensation Committee, or another committee consisting of not less than two directors as appointed from time to time by the Board of Directors. Only independent directors may serve on the committee administering the Plan (hereinafter, the "Committee"). Subject to the express provisions of the Plan, the Committee has the authority to interpret and construe the Plan and to adopt rules and regulations for administering the Plan. Such powers of the Committee include, except as otherwise provided in the Plan, exclusive authority to select the employees or determine classes of employees to be granted awards under the Plan, to determine the aggregate amount, type, size, and terms of the awards to be made to eligible employees, and to determine the time when awards will be granted. The Committee in its discretion may grant awards in exchange for any or no consideration, including without limitation cash.

        Executives and other employees of the Company (including directors and officers) who (i) are employed full time or part time by the Company or its subsidiaries on a salaried basis and (ii) are selected on the basis of such criteria as the Committee may determine, are eligible to participate in the Plan. Employees who participate in other incentive or benefit plans of the Company or any of its subsidiaries may also participate in the Plan.

        The maximum number of shares of Common Stock, in the aggregate, that may be delivered in payment or in respect of stock issued under the Plan is 500,000 shares, subject to adjustments for stock splits, stock dividends, mergers, consolidations, and similar transactions as provided in the Plan. Such shares may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. Any share subject to a Plan award that for any reason is not delivered, due to forfeiture or for any other reason, may again be subject to an award subsequently granted under the Plan. As of April 25, 2003, the closing price of the Company's Common Stock on the Nasdaq Small Cap Market was $1.02.

        Two types of award may be granted to eligible participants under the Plan, restricted shares ("Restricted Shares") or other stock awards ("Other Stock Awards"). Restricted Shares are shares of Common Stock awarded subject to restrictions and to possible forfeiture upon the occurrence of specified events. Such restrictions may include, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber shares while such shares are subject to other restrictions imposed under the Plan. If so determined by the Committee at the time of an award of Restricted Shares, the lapse of restrictions on, and the events that trigger a partial or total forfeiture of, Restricted Shares may be based on the extent of achievement over a specified performance period of one or more performance targets based on performance criteria established by the Committee. Following a Restricted Share award and prior to the lapse or termination of the applicable restrictions, the share certificates for such Restricted Shares shall be held in escrow by the Company. Upon the lapse or termination of the applicable restrictions (and not before such time), the certificates for the Restricted Shares shall be issued or delivered to the participant.

        Restricted Share awards shall be effective upon execution of the applicable Restricted Share agreement by the Company and the Participant. As of the effective date of the Restricted Share award, the Participant shall be a shareholder with respect to all the shares represented by such certificates and shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares, subject only to the restrictions imposed by the Committee.

        Other Stock Awards are awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock. The Committee shall determine the form, terms and conditions, if any, of any Other Stock Awards made under the Plan. Such awards may include, without limitation, unrestricted stock, nonqualified options, performance shares or stock appreciation rights.

        Restricted Shares and Other Stock Awards may be granted to the same Participant as separate awards at or for the same period of time. Under the Plan, the number of Restricted Shares or Other Stock Awards providing for the acquisition of shares of Common Stock for a consideration less than "fair market value" as of the date of grant or exercise of such awards may not exceed 250,000 in the aggregate in any one fiscal year. "Fair market value" of a share of Common Stock of the Company on any date means either (i) the last trading price of the Common Stock on the trading day next preceding such date, except that if the Common Stock is then listed on any national exchange, fair market value shall be the mean between the high and low sales price on the trading day next preceding such date, or (ii) any other value as the Committee may determine appropriate. In addition, the number of Restricted Shares or Other Stock Awards granted to a participant may not exceed 150,000 in the aggregate in any one fiscal year.

        Each award shall be evidenced by a written document delivered to the participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable. The terms of each type of award need not be identical and the Committee need not treat participants uniformly. The Committee will determine the effect on an award of the death, disability, retirement or other termination of employment of a participant and the extent to which and period during which the participant's legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder. Except as otherwise provided by the Committee, awards under the Plan are not transferable other than as designated by the participant by will or by the laws of descent and distribution.

        The Board of Directors may at any time terminate or from time to time amend or suspend the Plan in any respect; provided, however, that no such amendment shall be made without stockholder approval if stockholder approval of the amendment is at the time required by applicable law, or by the rules of the Nasdaq Stock Market or any stock exchange on which Common Stock may be listed. If the Plan is approved by the Company's stockholders, it will remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time, until all shares subject to it have been purchased or acquired according to the Plan's provisions.

Federal Income Tax Consequences

        The following discussion of the Federal income tax consequences of the issuance of awards granted under the Plan is based upon the provisions of the Internal Revenue Code of 1986, as amended, as in effect on the date hereof, current regulations adopted and proposed thereunder, and existing administrative rulings and pronouncements of the Internal Revenue Service. It is not intended to be a complete discussion of all of the Federal income tax consequences of the Plan or of all of the requirements that must be met in order to qualify for the described tax treatment. The Plan provides the Company with broad discretion to grant many different types of awards. The discussion below illustrates the Federal income tax consequences of only some of the types of awards the Company is permitted to make under the Plan. Depending on the type of award granted under the Plan, the Federal income tax consequences to the Company and recipients of awards could materially differ from the discussion below. In addition, because the tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances and the type of award granted, each recipient should consider his or her personal situation and consult with his or her tax advisor with respect to the specific tax consequences applicable to each recipient. No information is provided in the discussion below about state tax laws.

        Nonqualified Stock Options.    An option holder will not recognize any taxable income upon the grant of a nonqualified option under the Plan. Generally, an option holder recognizes ordinary taxable income at the time a nonqualified option is exercised in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price.

        However, if the Company imposes restrictions on the shares that do not permit the recipient to transfer the shares to others and that require the recipient to return the shares to the Company at less than fair market value upon termination of employment (a "risk of forfeiture"), the date on which taxable income (if any) is recognized will be the date on which the stock becomes "freely transferable" or not subject to risk of forfeiture (the "Recognition Date"). In this circumstance, the option holder will generally recognize ordinary taxable income on the Recognition Date in an amount equal to the excess of the fair market value of the shares at that time over the exercise price. If an option holder is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the date on which the fair market value of the shares is determined may similarly be postponed. The IRS regulations have not yet been amended to conform with the most recent changes to Section 16(b). However, it is generally anticipated that the date on which the fair market value of the shares is determined will be postponed to the earlier of (i) the date six months after the options are granted, or (ii) the first day on which the sale of the shares would not subject the holder to liability under Section 16(b). It is possible that the six month period will instead run from the option holder's most recent grant or purchase of stock prior to his or her exercise of the option.

        Despite this general rule, in the case of a risk of forfeiture, or in the case of holders subject to Section 16(b) (if the Recognition Date is after the date of exercise), then the option holder may make an election pursuant to Section 83(b) of the Code. In this case, the option holder will recognize ordinary taxable income at the time the option is exercised and not on the later date. In order to be effective, the Section 83(b) election must be filed with the Company and the Internal Revenue Service within 30 days of exercise.

        The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

        When an option holder subsequently disposes of the shares of Common Stock received upon exercise of a nonqualified option, he or she will recognize long-term or short-term capital gain or loss (depending upon the holding period), in an amount equal to the difference between the sale price and the fair market value on the date on which the option holder recognized ordinary taxable income as a result of the exercise of the nonqualified option. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the option was held.

        An option holder who pays the exercise price for a nonqualified option, in whole or in part, by delivering shares of Common Stock already owned by him or her will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above.

        Incentive Stock Options.    An option holder generally will not recognize taxable income upon either the grant or the exercise of an incentive stock option. However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.

        An option holder will recognize taxable income upon the disposition of the shares received upon exercise of an incentive stock option. Any gain recognized upon a disposition that is not a "disqualifying disposition" will be taxable as long-term capital gain. A "disqualifying disposition" means any disposition of shares acquired on the exercise of an incentive stock option within two years of the date the option was granted or within one year of the date the shares were issued to the option holder. The use of shares acquired pursuant to the exercise of an incentive stock option to pay the option price under another stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition, an amount equal to the excess of (a) the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the amount actually realized on the disposition over (b) the option exercise price, will be taxable as ordinary income and the balance of the gain recognized, if any, will be taxable as either long-term or short-term capital gain, depending on the optionee's holding period for the shares. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the option was held. In the case of a gift or certain other transfers, the amount of ordinary income taxable to the optionee is not limited to the amount of gain which would be recognized in the case of a sale. Instead, it is equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price.

        The tax result may change if (a) the Company imposes restrictions on the shares which do not permit the recipient to transfer the shares to others and which require the recipient to return the shares to the Company at less than fair market value upon termination of employment, or (b) the recipient is an officer or director of the Company subject to Section 16(b). In the case of a disqualifying disposition of shares acquired pursuant to the exercise of such an incentive stock option, the date on which the fair market value of the shares is determined may be postponed, and the tax consequences will be similar to the treatment that applies to shares acquired pursuant to nonqualified options granted under the Plan, including the ability to make a Section 83(b) election, as described above.

        In general, in the year an incentive stock option is exercised, the holder must include the excess of the fair market value of the shares issued upon exercise over the exercise price in the calculation of alternative minimum taxable income. The application of the alternative minimum tax rules for an option holder subject to Section 16(b) or who receives shares that are not "substantially vested" are more complex and may depend upon whether the holder makes a Section 83(b) election, as described above.

        The Company will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option provided the holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, the Company will generally be entitled to a deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the holder, provided the Company reports the income on a Form W-2 or 1099 (whichever is applicable) that is timely provided to the option holder and filed with the IRS.

        Stock Appreciation Rights.    A recipient of a SAR will not be considered to receive any income at the time a SAR is granted, nor will the Company be entitled to a deduction at that time. Upon the exercise of a SAR, the holder will have ordinary income equal to the cash received upon the exercise. At that time, the Company will be entitled to a tax deduction equal to the amount of ordinary income realized by the holder.

        Restricted Stock and Performance Shares.    The recipient of restricted stock or performance shares will generally will not recognize income at the time that shares subject to such restrictions are issued, unless a section 83(b) election (described below) is made. Absent a section 83(b) election, recipients of restricted shares will recognize income at the time the restrictions are removed from the shares. In such event, recipients will recognize ordinary compensation income on the date the restrictions are removed in an amount equal to the excess of the then fair market value of such shares over the purchase price (if any) paid for such shares. The tax basis in the shares with respect to which restrictions are removed will be equal to the sum of the amount paid for such shares plus the amount of ordinary compensation income recognized by the recipient. The holding period for such shares for purposes of determining whether any capital gain or loss is short term or long term will begin just after the restrictions are removed (absent a Section 83(b) election).

        Recipients will generally recognize capital gain or loss on a sale or exchange of the shares. The gain or loss will equal the difference between the proceeds received and the adjusted tax basis in the shares. The gain or loss recognized on a sale or exchange of the shares will be long-term capital gain or loss if the shares are held for more than one year. The deductibility of capital losses is subject to limitation.

        If a recipient makes a section 83(b) election with respect to the shares, the recipient will recognize ordinary compensation income at the time the shares are issued and not when the restrictions are removed from such shares. In such event, the tax basis in the shares would equal their fair market value on the date issued, and the holding period for the shares would begin just after such date. However, if a section 83(b) election is made and any shares are forfeited, a recipient will not be entitled to recover any of the taxes paid in connection with the 83(b) election described above, nor will the recipient receive any capital loss. The advisability of making a section 83(b) election will depend on various factors and each recipient's individual circumstances. Recipients are urged to consult with his or her own tax advisors regarding whether, where and how to make a section 83(b) election. Recipients who decide to do so must make a section 83(b) election no later than the thirtieth day following the issuance of the shares and, once made, such election generally would be irrevocable by a recipient.

        Any distributions that the Company makes in respect of the shares will be treated as a dividend, taxable to recipients as ordinary income, to the extent it is paid out of the Company's current or accumulated earnings and profits. If the distribution exceeds the Company's current or accumulated earnings and profits, such excess will be treated first as a tax-free return of the recipient's investment, up to the recipient's basis in the shares. Any remaining excess will be treated as capital gain. The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to, and at the same time as, the ordinary compensation income recognized by recipients. The Company will report the income on a Form W-2 or 1099, whichever is applicable, and will recognize a deduction in such amount.

        Common Stock.    A person who receives an award of Common Stock generally will have taxable income at the time the shares are received (i) in an amount equal to the excess of the then fair market value of such shares over the purchase price (if any) paid for such shares, if the Common Stock is not subject to restrictions, or (ii) as described in the preceding paragraph for restricted stock, if they are subject to restrictions. The tax treatment of a stock award that consists of other rights will depend on the provisions of the award. It may be immediately taxable if there are no restrictions on the receipt of the cash or other property that the stock award represents, or the tax consequences may be deferred if the receipt of cash or other property for the stock award is restricted, or subject to vesting or performance goals. In those situations in which a participant receives property subject to restrictions, the participant may wish to make a Section 83(b) election, as described above. At the time that the holder of the stock award has ordinary income, the Company will be entitled to a tax deduction equal to the amount of ordinary income realized by the holder.

Compensation Plan Information

        The Company maintains three stock option plans to provide long-term rewards and incentives to the Company's key employees, officers, employee directors, and director consultants and advisors. The first plan (1993 Employee Stock Option Plan) provides for the issuance of up to 1,550,000 shares of the Company's common stock. The second plan (1993 Director Plan) provided for the issuance of 110,000 shares of the Company's common stock to non-employee directors; this plan was frozen with the inception of the 1998 Director Plan, which provides for the issuance of up to 425,000 shares of the Company's common stock to non-employee directors. Details of these plans are discussed in Note 13 to the Consolidated Financial Statements of the Company contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

        The Company also maintains an Employee Stock Purchase Plan, which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986.

        Summary compensation plan information as of December 31, 2002 is as follows:

Equity Compensation Plans Approved by Security Holders	Number of shares of UFPT common stock to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of shares of UFPT common stock remaining available for future issuance
1993 Employee Plan	795,569	2.52	546,306
1993 Director Plan	55,000	4.44	0
1998 Director Plan	233,420	2.16	191,580
1998 Employee Stock Purchase Plan	0	0.00	231,108

Total	1,083,989	2.28	968,994

        The affirmative vote of a majority of the votes of holders of the Common Stock present in person or by proxy at the Meeting is required for adoption of Proposal No. 2.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 2.

OTHER MATTERS

Voting Procedures

        The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. A quorum, consisting of a majority of shares of all stock issued, outstanding and entitled to vote at the Meeting, will be required to be present in person or by proxy for consideration of the proposal to elect directors and for the proposal to adopt the 2003 Equity Incentive Plan. If a quorum is not present, a vote of a majority of the votes properly cast will adjourn the Meeting.

        The nominees for director of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company. The affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the adoption of the 2003 Equity Incentive Plan.

        Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the effect of being cast against the proposal to adopt the 2003 Equity Incentive Plan, even though the stockholder so abstaining intends a different interpretation.

        Shares of Common Stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum and will not be voted in the election of directors or on either of the proposal to adopt the 2003 Equity Incentive Plan. Shares of Common Stock held of record by brokers who return a signed and dated proxy but who fail to vote (a "broker nonvote") on the election of directors or on the proposal to adopt the 2003 Equity Incentive Plan will count toward the quorum but will have no effect on those proposals not voted.

Independent Auditors

        The Board of Directors has appointed PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2003. PricewaterhouseCoopers LLP has continuously served as the Company's independent public accountants since June 19, 2002. The Company is advised that no member of PricewaterhouseCoopers LLP has any direct financial interest or material indirect financial interest in the Company since the date of their engagement, June, 2002 or, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee since such date.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting and will be given the opportunity to make a statement if so desired. The representative will be available to respond to appropriate questions.

        Arthur Andersen LLP was dismissed as the Company's independent public accountants effective as of the close of business on June 11, 2002. The Company engaged PricewaterhouseCoopers LLP as its new independent accountants as of June 19, 2002. The change in accountants was reported by the Company in a Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 25, 2002 (the "Form 8-K/A").

        The reports of Arthur Andersen LLP on the consolidated financial statements of the Company at December 31, 2000 and December 31, 2001, and for the three years ended December 31, 2001, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        The decision to change accountants was recommended by the Audit Committee of the Company's Board of Directors, and approved by the full Board of Directors of the Company.

        In connection with its audits for the two most recent fiscal years and through June 11, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference thereto in their report on the financial statements for such years.

        During the two most recent fiscal years and through June 11, 2002 there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

        The Company provided Arthur Andersen LLP with a copy of the foregoing statements prior to the filing of its Form 8-K/A and requested Arthur Andersen LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether Arthur Andersen LLP agreed with such statements and, if not, stating the respects in which it did not agree. The Company received such a letter, which stated that Arthur Andersen LLP did agree with such statements. The Company filed this letter as an exhibit to the Form 8-K/A.

Reporting Under Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Nasdaq Small Cap Market. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on the Company's review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that, except as described below, all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended December 31, 2002. Mr. Curry filed one Form 4 after the date specified therefor to report one transaction in 2002.

Other Proposed Action

        The Board of Directors knows of no matters that may come before the Meeting other than the election of directors and the adoption of the 2003 Equity Incentive Plan. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Stockholder Proposals

        Proposals that stockholders intend to present at the Company's 2004 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended, must be received by the Company no later than January 1, 2004. If a proponent fails to notify the Company by March 16, 2004 of a non-Rule 14a-8 stockholder proposal that it intends to submit at the Company's 2004 Annual Meeting of Stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter.

Incorporation By Reference

        To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Report of the Audit Committee," "Compensation Committee and Board of Directors Report" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

        Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request addressed to Investor Relations, UFP Technologies, Inc. at 172 East Main Street, Georgetown, Massachusetts 01833.

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

APPENDIX A

UFP TECHNOLOGIES, INC.
2003 EQUITY INCENTIVE PLAN

        1.    Statement of Purpose.    The purpose of this 2003 Equity Incentive Plan (the "Plan") is to benefit UFP TECHNOLOGIES, INC. (the "Company") through the maintenance and development of its businesses by offering equity-based incentives to certain present and future executives and other employees who are in a position to contribute to the long-term success and growth of the Company, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their involvement with the Company and/or its subsidiaries.

        2.    Administration of the Plan.

        (a)    Board or Committee Administration.    The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Board") or such other committee thereof consisting of such members (not less than two) of the Board as are appointed from time to time by the Board (the "Compensation Committee"), each of the members of which, at the time of any action under the Plan, shall be (i) a "non-employee director" as then defined under Rule 16b-3 under the Act (or meeting comparable requirements of any successor rule relating to exemption from Section 16(b) of the Act), (ii) an "outside director" as then defined under Section 162(m) of the Internal Revenue Code and (iii) an "independent director" as then defined under the rules of the Nasdaq Stock Market (or meeting comparable requirements of any stock exchange on which the Company's Common Stock may then be listed). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. The Committee shall have all necessary powers to administer and interpret the Plan. Such powers of the Compensation Committee include exclusive authority (within the limitations described and except as otherwise provided in the Plan) to select the employees or determine classes of employees to be granted awards under the Plan, to determine the aggregate amount, type, size, and terms of the awards to be made to eligible employees, and to determine the time when awards will be granted. The Compensation Committee may take into consideration recommendations from the appropriate officers of the Company with respect to making the foregoing determinations as to Plan awards, administration, and interpretation. The Committee shall have full power and authority to adopt such rules, regulations, agreements and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan and all action taken and determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the Company, its shareholders and any director or employee of the Company or any Subsidiary.

        (b)    Committee Actions.    The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

        (c)    Performance-based Compensation.    The Board, in its discretion, may take such action as may be necessary to ensure that Awards granted under the Plan qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code and applicable regulations promulgated thereunder.

        3.    Eligibility.    Participation in the Plan shall be limited to executives or other employees (including officers and directors who are also employees) of the Company and its Participating

Subsidiaries selected on the basis of such criteria as the Committee may determine. Employees who participate in other incentive or benefit plans of the Company or any Subsidiary may also participate in this Plan. As used herein, the term "employee" shall mean any person employed full time or part time by the Company or a Subsidiary on a salaried basis, and the term "employment" shall mean full-time or part-time salaried employment by the Company or a Subsidiary.

        4.    Shares Subject to the Plan.    The shares that may be delivered in payment or in respect of stock issued under the Plan shall not exceed in the aggregate 500,000 shares of common stock of the Company ("Common Stock") subject to adjustment as provided in Section 8. Any share subject to a Plan award which for any reason is not delivered, due to forfeiture or for any other reason, may again be subject to an award subsequently granted under the Plan.

        5.    Awards.    Awards granted to employees under the Plan may be either restricted shares or other stock awards. Restricted shares ("Restricted Shares") are shares of Common Stock awarded subject to restrictions and to possible forfeiture upon the occurrence of specified events. Other stock awards ("Other Stock Awards") are awards in such form as the Committee may determine that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock. Restricted Shares and Other Stock Awards, may be granted to the same Participant as separate awards at or for the same period of time under terms whereby the issuance of shares or payment under one award has no effect on any other award. In no event shall the number of Restricted or Other Stock Awards granted to any Participant in any Fiscal Year exceed 150,000. In addition, in no event shall the number of Restricted or Other Stock Awards providing for the acquisition of shares of Common Stock for a consideration less than Fair Market Value as of the date of grant or exercise of such awards granted to all Participants in any Fiscal Year exceed 250,000. For this purpose, Fair Market Value may be determined as of a date not more than two trading days prior to the date of grant or exercise in order to facilitate compliance with the reporting requirements under Section 16 of the Act.

        6.    Restricted Shares.    Restricted Share awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of shares of Common Stock awarded, the restrictions imposed thereon (which may include, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber shares while such shares are subject to other restrictions imposed under this Section 6), the duration of such restrictions; the events (which may, in the discretion of the Committee, include performance-based events or objectives) the occurrence of which would cause a forfeiture of the Restricted Shares in whole or in part; and such other terms and conditions as the Committee in its discretion deems appropriate. If so determined by the Committee at the time of an award of Restricted Shares, the lapse of restrictions on Restricted Shares may be based on the extent of achievement over a specified performance period of one or more performance targets based on performance criteria established by the Committee. Restricted share awards shall be effective upon execution of the applicable Restricted Share agreement by the Company and the Participant. Following a Restricted Share award and prior to the lapse or termination of the applicable restrictions, the share certificates for such Restricted Shares shall be held in escrow by the Company. Upon the lapse or termination of the applicable restrictions (and not before such time), the certificates for the Restricted Shares shall be issued or delivered to the Participant. From the date a Restricted Share award is effective, the Participant shall be a shareholder with respect to all the shares represented by such certificates and shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares, subject only to the restrictions imposed by the Committee.

        7.    Other Stock Awards.    The Committee shall have the authority in its discretion to grant to eligible Participants such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, or shares awarded without restrictions or conditions. The Committee shall determine the terms and conditions, if any, of any Other Stock Awards made under the Plan.

        8.    Dilution and Other Adjustments.    Notwithstanding any other provision of the Plan, in the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or other similar corporate change, an equitable adjustment shall be made, as determined by the Committee, so as to preserve, without increasing or decreasing, the value of Plan awards and authorizations, in (i) the maximum number or kind of shares issuable or awards which may be granted under the Plan, (ii) the maximum number, kind or value of any Plan awards which may be awarded or paid in general or to any one employee or to all employees in a Fiscal Year, (iii) the performance-based events or objectives applicable to any Plan awards, (iv) any other aspect or aspects of the Plan or outstanding awards made thereunder as specified by the Committee, or (v) any combination of the foregoing. Such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

        9.    Miscellaneous Provisions.

        (a)  The holder of a Plan award shall have no rights as a Company shareholder with respect thereto unless, and until the date as of which, certificates for shares of Common Stock are issued in respect of such award.

        (b)  Except as the Committee shall otherwise determine in connection with determining the terms of awards to be granted or shall thereafter permit, no Plan award or any rights or interests therein of the recipient thereof shall be assignable or transferable by such recipient except upon death to his or her Designated Beneficiary or by will or the laws of descent and distribution, and, except as aforesaid, during the lifetime of the recipient, a Plan award shall be exercisable only by, or payable only to, as the case may be, such recipient or his or her guardian or legal representative.

        (c)  All Restricted Shares granted under the Plan shall be evidenced by agreements in such form and containing and/or incorporating such terms and conditions (not inconsistent with the Plan and applicable law) in addition to those provided for herein as the Committee shall approve.

        (d)  No shares of Common Stock shall be issued, delivered or transferred upon exercise or in payment of any award granted hereunder unless and until all legal requirements applicable to the issuance, delivery or transfer of such shares have been complied with to the satisfaction of the Committee and the Company, including, without limitation, compliance with the provisions of the Securities Act of 1933, the Act and the applicable requirements of the exchanges on which the Company's Common Stock may, at the time, be listed. The Committee and the Company shall have the right to condition any issuance of shares of Common Stock made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares as the Committee and/or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

        (e)  The Company shall have the right to require, as a condition of the distribution of awards in Common Stock, that the Participant or other person receiving such Common Stock either (i) pay to the Company at the time of distribution thereof the amount of any federal, state, or local taxes which the Company is required to withhold with respect to such Common Stock or (ii) make such other arrangements as the Company may authorize from time to time to provide for such withholding including without limitation having the number of the units of the award cancelled or the number of the shares of Common Stock to be distributed reduced by an amount with a value equal to the value of such taxes required to be withheld. Notwithstanding the foregoing, the Committee may, in its discretion, in connection with the grant of any award of Common Stock, authorize the Company to pay to Participant receiving the award, a cash gross-up payment in an amount necessary to cover such federal, state or local taxes attributable to such award and to such cash payment.

        (f)    No employee or director of the Company or a Subsidiary or other person shall have any claim or right to be granted an award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or a Subsidiary, it being understood that all Company and Subsidiary employees who have or may receive awards under this Plan are employed at the will of the Company or such Subsidiary and in accord with all statutory provisions.

        (g)  Distributions of shares of Common Stock in payment or in respect of awards made under this Plan may be made either from shares of authorized but unissued Common Stock reserved for such purpose by the Board of Directors or from shares of authorized and issued Common Stock reacquired by the Company and held in its treasury, as from time to time determined by the Committee, the Board, or pursuant to delegations of authority from either.

        (h)  The costs and expenses of administering this Plan shall be borne by the Company and not charged to any award or to any employee or Participant receiving an award.

        (i)    In addition to the terms defined elsewhere herein, the following terms as used in this Plan shall have the following meanings:

          "Act" shall mean the Securities Exchange Act of 1934 as amended from time to time.

          "Designated Beneficiary" shall mean the person or persons, if any, last designated as such by the Participant on a form filed by him or her with the Company in accordance with such procedures as the Committee shall approve.

          "Fair Market Value" of a share of Common Stock of the Company on any date shall mean the last trading price of the Common Stock on the trading day next preceding such date except that if the Common Stock is then listed on any national exchange, fair market value shall be the mean between the high and low sales price on the trading day next preceding such date. If shares of the Common Stock shall not have been traded on any national exchange or interdealer quotation system for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be determined by the Committee in such other manner as it may deem appropriate.

          "Fiscal Year" shall mean the twelve-month period used as the annual accounting period by the Company and shall be designated according to the calendar year in which such period ends.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986 and regulations thereunder as amended from time to time. References to particular sections of the Internal Revenue Code shall include any successor provisions.

          "Participant" shall mean, as to any award granted under this Plan and for so long as such award is outstanding, the employee to whom such award has been granted.

          "Subsidiary" shall mean any domestic or foreign corporation, partnership, association, joint stock company, trust or unincorporated organization "affiliated" with the Company, that is, directly or indirectly, through one or more intermediaries, "controlling", "controlled by" or "under common control with", the Company.

          "Control" for this purpose means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, contract or otherwise.

        (j)    This Plan shall be governed by the laws of the Commonwealth of Massachusetts and shall be construed for all purposes in accordance with the laws of said Commonwealth except as may be required by the General Corporation Law of Delaware or by applicable federal law.

        10.    Amendments and Termination; Requisite Shareholder Approval.    The Board may at any time terminate or from time to time amend or suspend the Plan in whole or in part in such respects as the Board may deem advisable in order that awards granted thereunder shall conform to any change in the law, or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that no amendment of the Plan shall be made without shareholder approval if shareholder approval of the amendment is at the time required by applicable law, or by the rules of the Nasdaq Stock Market or any stock exchange on which Common Stock may be listed. The Board shall have the power to amend the Plan in any manner contemplated by Section 10 deemed necessary or advisable for awards granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the Act), to qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code or to comply with applicable law, and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding awards theretofore granted under the Plan notwithstanding any contrary provisions contained in any award agreement. In the event of any such amendment to the Plan, the holder of any award outstanding under the Plan shall, upon request of the Board and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Board to any award agreement relating thereto within such reasonable time as the Board shall specify in such request. With the consent of the Participant affected, the Board may amend outstanding agreements evidencing Plan awards in a manner not inconsistent with the terms of the Plan. Notwithstanding anything contained in this Section 10 or in any other provision of the Plan, unless required by law, no action contemplated or permitted by this Section 10 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any award theretofore made under the Plan without the consent of the affected Participant.

        11.    Effective Date and Term of Plan.    This Plan was adopted by the Board on April 8, 2003 subject to ratification by the stockholders of the Company at the Annual Meeting of Stockholders to be held on June 4, 2003. The Plan shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Section 10 hereof, until all shares subject to it shall have been purchased or acquired according to the Plan's provisions.

PROXY	UFP TECHNOLOGIES, INC.	PROXY

        The undersigned hereby appoints R. Jeffrey Bailly and Ronald J. Lataille, and each of them, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 2003 Annual Meeting of Stockholders of UFP Technologies, Inc. to be held on Wednesday, June 4, 2003, and at any adjournment or adjournments thereof, with all power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the instructions and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

        This Proxy is solicited on behalf of the Board of Directors as listed herein. It will be voted as directed by the undersigned and if no direction is indicated, it will be voted for the election of the Nominees as Directors and for the proposal to adopt the 2003 Equity Incentive Plan.

Continued, and to be signed, on reverse side
(Please fill in the reverse side and mail in enclosed envelope)

Please date, sign and mail your
proxy card back as soon as possible!
Annual Meeting of Stockholders
UFP TECHNOLOGIES, INC.
June 4, 2003

Please Detach and Mail in the Envelope Provided

☒  Please mark votes as in this example.

	FOR ALL NOMINEES (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees			FOR	AGAINST	ABSTAIN
1. Election of directors:	☐	☐	Nominees: R. Jeffrey Bailly, William C. Curry and David B. Gould	2. To adopt the 2003 Equity Incentive Plan	☐	☐	☐
FOR except vote withheld from the following nominee(s): (Instructions: To withhold authority to vote for any Individual Nominee write that Nominee's Name in the space provided above.)
The Board of Directors recommends a vote for the Nominees as Directors, and for Proposal No. 2.
				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐
Please mark and date and return the proxy card using the enclosed envelope.
Signature:	Date:	Signature:	Date:

NOTE: (Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.)

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
YOUR VOTE IS IMPORTANT
PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
SUMMARY COMPENSATION TABLE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL NO. 2 ADOPTION OF THE COMPANY'S 2003 EQUITY INCENTIVE PLAN
OTHER MATTERS
APPENDIX A UFP TECHNOLOGIES, INC. 2003 EQUITY INCENTIVE PLAN